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                                                                      EXHIBIT 9


                           RESERVE INSTITUTIONAL TRUST
                        AMENDED SHAREHOLDER SERVICE PLAN

                                February __, 1998

        This Shareholder Service Plan (the "Plan") is adopted by Reserve Institutional Trust (the "Trust") with respect to the shares of beneficial interest of each of the series of the Trust identified in Appendix A hereto (individually a "Fund" and collectively the "Funds").

SECTION 1.  MANAGEMENT

        The Trust has entered into an Investment Management Agreement with Reserve Management Company, Inc. ("RMCI") whereby RMCI provides certain management services for the Trust and for each Fund.

SECTION 2.  SERVICE AGREEMENTS; PAYMENTS

        (a) RMCI is authorized to enter into Shareholder Service Agreements
(the "Agreements"), the form of which shall be approved by the Board of Trustees of the Trust (the "Board"), with financial institutions and other persons who provide services for and maintain shareholder accounts ("Service Providers") as set forth in this Plan.

        (b) Pursuant to the Agreements, as compensation for the services described in Section 4 below, RMCI may pay the Service Provider, on behalf of the Trust, a fee at an annual rate of up to 0.20% of the average daily net assets of the Class B shares of each Fund, if any, up to 0.25% of the average daily net assets of the Class C, Class D and Nomura International Trust Co. ("NITC") shares of each Fund, if any, and up to 0.35% of the average daily net assets of the Treasurer's Trust shares of each Fund, if any, represented by the shareholder accounts for which the Service Provider maintains a service relationship.

        Provided, however, that no Fund shall directly or indirectly pay any amounts, whether Payments (as defined in the Agreements) or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc. ("NASD").

        (c) Each Agreement shall contain a representation by the Service Provider that any compensation payable to the Service Provider in connection with an investment in a Fund of the assets of its customers (i) will be disclosed by the Service Provider to its customers, (ii) will be authorized by its customers, and (iii) will not result in an excessive fee to the Service Provider.

SECTION 3.  SHAREHOLDER SERVICE FEE

        Pursuant to this Plan, the Trust shall daily accrue and monthly pay RMCI a Shareholder Service Fee not to exceed (i) 0.20% of the average daily net assets of the Class B shares of each Fund, if any, 0.25% of the average daily net assets of the Class C, Class D and NITC shares of each Fund, if any, and up to 0.35% of the average daily net assets of the Treasurer's Trust shares


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of each Fund, if any, or (ii) the combined Payments made by RMCI with respect to each Fund for the month.

SECTION 4.  SERVICE ACTIVITIES

        Service activities shall include activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of Section 2830 of the Rules of Conduct of the NASD that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the Board of Directors, to conform to such NASD definition. Overhead and other expenses of Distributor related to its "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

        Any portion of the service fees collected in an amount not to exceed 0.25% of the average daily net assets of each Fund attributable to each class of shares constitutes a "service fee" for "service activities," as defined by the NASD. It is expected that the holders of the Treasurer's Trust shares will be wrap fee accounts, trust accounts, omnibus accounts and other accounts of smaller investors which require services that do not constitute "service activities." Accordingly, any service fees collected in an amount which exceeds 0.25% of the average daily net assets of the Treasurer's Trust shares constitute payment for such additional services.

SECTION 5.  AMENDMENT AND TERMINATION

        (a) Any material amendment to the Plan shall be effective only upon approval of the Board, including a majority of the trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940 (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the amendment to the Plan.

        (b) The Plan may be terminated without penalty at any time by a vote of a majority of the Disinterested Trustees.

SECTION 6.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

        The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under the Plan, and RMCI agrees that, in asserting any rights or claims under this Plan, it shall look only to the assets and property of the Trust or the


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Fund to which RMCI's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.


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                           RESERVE INSTITUTIONAL TRUST
                        AMENDED SHAREHOLDER SERVICE PLAN
                                   APPENDIX A:

                 FUNDS TO WHICH SHAREHOLDER SERVICE PLAN APPLIES

                                February __, 1998

                           Primary Institutional Fund
                       U.S. Government Institutional Fund
                        U.S. Treasury Institutional Fund
                    Interstate Tax-Exempt Institutional Fund



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                           RESERVE INSTITUTIONAL TRUST
                      AMENDED SHAREHOLDER SERVICE AGREEMENT

            AGREEMENT made this ____ day of ____________, 1998, between Reserve Management Company, Inc. ("RMCI"), a corporation organized under the laws of State of New Jersey with its principal place of business at 14 Locust Place, Manhasset, NY 11030 and the institution executing this document below ("Institution").

            WHEREAS, RMCI acts as administrator and principal underwriter of Reserve Institutional Trust (the "Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company, which may issue its shares of beneficial interest in separate series; and

            WHEREAS, the Trust has adopted a Shareholder Service Plan with respect to each series of the Trust (the "Service Plan") that authorizes RMCI to pay fees to qualified financial institutions for maintaining and providing services to shareholder accounts of each series of the Trust; and

            WHEREAS, RMCI desires that Institution perform certain service activities on behalf of RMCI and the Trust with respect to each series of the Trust listed in Schedule A to this Agreement (each a "Fund," and collectively, the "Funds") and Institution is willing to perform those services on the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, for and in consideration of the representations, covenants and agreements contained herein and other valuable consideration, the undersigned parties do hereby agree as follows:

SECTION 1.  SERVICE ACTIVITIES

            In connection with providing services and maintaining shareholder accounts of each Fund with respect to its various customers, Institution may perform service activities. As used herein, the term "service activities" shall mean activities in connection with the provision of personal, continuing services to investors in each Fund, excluding transfer agent and subtransfer agent services for beneficial owners of shares of a Fund, aggregating and processing purchase and redemption orders, providing beneficial owners with account statements, processing dividend payments, providing subaccounting services for Fund shares held beneficially, forwarding shareholder communications to beneficial owners and receiving, tabulating and transmitting proxies executed by beneficial owners; provided, however, that if the National Association of Securities Dealers Inc. ("NASD") adopts a definition of "service fee" for purposes of Section 2830 of the Rules of Conduct of the NASD that differs from the definition of "service activities" hereunder, or if the NASD adopts a related definition intended to define the same concept, the definition of "service activities" in this Paragraph shall be automatically amended, without further action of the Board of Directors, to conform to such NASD definition. Overhead and other expenses of Institution related to its "service activities," including telephone and other


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communications expenses, may be included in the information regarding amounts expended for such activities. Institution shall not be obligated to perform any specific service for its clients. Institution's appointment shall be nonexclusive and RMCI may enter into similar agreements with other persons.

SECTION 2.  COMPENSATION

      (a) As compensation for Institution's service activities with respect to each Fund, RMCI shall pay Institution fees in the amounts listed on Schedule B to this Agreement (the "Payments"); provided, however, that in no event will RMCI be required to make any payments for service activities in an amount greater than that which RMCI is paid by the respective Fund for such services.

      (b) The Payments shall be accrued daily and paid monthly or at such other interval as RMCI and Institution shall agree.

      (c) On behalf of each Fund, Institution may spend such amounts and incur such expenses as it deems appropriate or necessary on any service activities. Such expenses may include compensation to employees and expenses, including overhead and telephone and other communication expenses, of Institution. Institution shall be solely liable for any expenses it incurs.

SECTION 3. REPRESENTATIONS OF INSTITUTION

      Institution represents that:

      (a) the compensation payable to it under this Agreement in connection with the investment in any Fund of the assets of its customers (i) will be disclosed by the Institution to its customers, (ii) will be authorized by its customers, and (iii) will not result in an excessive fee to Institution;

      (b) if it is a member of the National Association of Securities Dealers, Inc. ("NASD"), it shall abide by the Rules of Conduct of the NASD;

      (c) it will, in connection with sales and offers to sell shares, furnish to or otherwise ensure that each person to whom any such sale or offer is made receives a copy of the appropriate Fund's or Funds' then current prospectus, as applicable;

      (d) it will purchase shares only from RMCI as agent of the Trust and that it will purchase shares only for the purpose of covering purchase orders already received or for its own bona fide investment purposes;

      (e) the performance of all its obligations hereunder will comply with all applicable laws and regulations, including any applicable Federal securities laws and any requirements to deliver confirmations to its customers, the provisions of its charter documents and bylaws and all material contractual obligations binding upon the Institution; and



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      (f)   it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or bylaws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

SECTION 4.  TRUST LITERATURE

      Institution is not authorized to make any representations concerning shares of any Fund except those contained in the Fund's then current prospectus and statement of additional information ("SAI") and printed information issued by the Trust or by RMCI as information supplemental to the prospectus. RMCI will supply Institution upon its request with prospectuses, SAIs, reasonable quantities of supplemental sales literature and additional information. Institution agrees not to use other advertising or sales material relating to a Fund unless approved in writing by RMCI in advance of such use. Any printed information furnished by RMCI other than the then current prospectus and SAI, periodic reports and proxy solicitation materials are RMCI's sole responsibility and are not the responsibility of the Trust and the Trust shall have no liability or responsibility to Institution in these respects unless expressly assumed in connection therewith. Institution shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by RMCI and shall be held harmless by RMCI from and against any cost or loss arising therefrom.

SECTION 5.  REPORTS

      Institution shall prepare and furnish to RMCI, at RMCI's request, written reports setting forth all amounts expended by Institution and identifying the activities for which the expenditures were made.

SECTION 6. INDEMNIFICATION

      Institution agrees to indemnify and hold harmless RMCI and the Trust from any claims, expenses, or liabilities incurred by RMCI or the Trust as a result of any act or omission of the Institution in connection with its services under this Agreement.

SECTION 7. EFFECTIVENESS, DURATION AND TERMINATION

      (a) This Agreement shall become effective on the date hereof and, upon its effectiveness, shall supersede all previous agreements between the parties covering the subject matter hereof.

      (b)  This Agreement may be terminated as follows:

           (i) at any time, without the payment of any penalty, by the vote of a majority of the Trustees of the Trust;

           (ii) automatically in the event of the termination of the Investment Management Agreement between the Trust and RMCI, or the Distribution Agreement


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      between the Trust and Reserve Partners, Inc., or the Service Plan;

           (iii) automatically in the event of the assignment of this Agreement as defined in the Act; and

           (iv) by either party to the Agreement without cause by giving the other party at least 60 days' written notice of its intention to terminate.

SECTION 8.  NOTICES

      Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed postage prepaid, to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party.

SECTION 9. AMENDMENTS

      Subject to approval of material amendments to the form of this Agreement by the Trust's Board of Trustees, this Agreement may be amended by the parties at any time. In addition, this Agreement may be amended by RMCI from time to time by the following procedure: RMCI will mail a copy of the amendment to Institution at its principal place of business or such other address as Institution shall in writing provide to RMCI. If Institution does not object to the amendment within 30 days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by RMCI within the 30 days.

SECTION 10. USE OF THE TRUST'S NAME

      Institution shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with the Institution's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided, that in no event shall such approval be unreasonably withheld or delayed.

SECTION 11. MISCELLANEOUS

      (a) This Agreement shall be construed in accordance with the laws of the State of New York.

      (b) If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


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                                            INSTITUTION:

                                            ------------------------------------
                                            Name of Institution

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RESERVE MANAGEMENT COMPANY, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:





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                           RESERVE INSTITUTIONAL TRUST
                      AMENDED SHAREHOLDER SERVICE AGREEMENT
                                   SCHEDULE A

                      SERIES OF RESERVE INSTITUTIONAL TRUST

                           Primary Institutional Fund
                       U.S. Government Institutional Fund
                        U.S. Treasury Institutional Fund
                    Interstate Tax-Exempt Institutional Fund




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                           RESERVE INSTITUTIONAL TRUST

                      AMENDED SHAREHOLDER SERVICE AGREEMENT

                                   SCHEDULE B

                      PAYMENTS PURSUANT TO THE SERVICE PLAN

[Name of Fund(s)]:

      0.20% of the average daily net assets of the Class B shares of the [name of Fund] represented by shares owned by investors for which Institution provides services pursuant to this Agreement.

      0.25% of the average daily net assets of the Class C shares of the [name of Fund] represented by shares owned by investors for which Institution provides services pursuant to this Agreement.

      0.25% of the average daily net assets of the Class D shares of the [name of Fund] represented by shares owned by investors for which Institution provides services pursuant to this Agreement.

      0.25% of the average daily net assets of the Nomura International Trust Co. shares of the [name of Fund] represented by shares owned by investors for which Institution provides services pursuant to this Agreement.

      0.35% of the average daily net assets of the Treasurer's Trust shares of the [name of Fund] represented by shares owned by investors for which Institution provides services pursuant to this Agreement.